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                                                                Exhibit No. 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3
(No. 333-36496) of our report dated February 3, 2000, except as to the information regarding sale-leaseback agreements included in Note 13, for which the date is March 2, 2000, the information regarding the private placement transaction included in Note 2, for which the date is March 16, 2000, and the information regarding the reverse stock split included in Note 2, for which the date is May 1, 2000, relating to the consolidated financial statements of 7-Eleven, Inc. and Subsidiaries, which appears in such Registration Statement. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-36496) of our report dated February 3, 2000 relating to the financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
May 25, 2000